Exhibit 4.2
INSTEEL INDUSTRIES, INC.
AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT (the “Amendment No. 1”) is dated as of the 25th day of April 2009 between Insteel Industries, Inc., a North Carolina corporation (the “Company”), and American Stock Transfer & Trust Company, LLC (as successor rights agent to First Union National Bank, the “Rights Agent”).
RECITALS
     WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement dated as of April 27, 1999 (the “Rights Agreement”);
     WHEREAS, the Board of Directors of the Company has considered the reasons underlying the adoption of the Rights Agreement, obtained the advice of its counsel and financial advisor, and has determined those reasons continue to be valid and in the best interests of the Company at present;
     WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement on the terms and conditions hereinafter set forth; and
     WHEREAS, the Board of Directors of the Company has duly authorized this Amendment No. 1.
     NOW, THEREFORE, for and in consideration of the mutual promise, covenants and agreements contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto do hereby agree to amend the Rights Agreement, in accordance with Section 27 of the Rights Agreement, as follows:
     1. Section 1(a) of the Rights Agreement is hereby amended by deleting the last sentence of such subsection in its entirety and replacing it with the following:
Notwithstanding the first sentence of this Section 1(a), no person shall be deemed to be an “Acquiring Person” if the Board of Directors of the Company determines in good faith that such Person became the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding inadvertently and such Person divests, as promptly as practicable after receipt of a written notice from the Company, a sufficient number of shares of Common Stock (or, for the avoidance of doubt, with respect to any Derivative Common Shares, terminates the subject derivative transaction or transactions or disposes of the subject derivative security or securities) so that such Person is no longer the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding.
     2. Section 1(d)(ii) of the Rights Agreement is hereby amended by deleting the term “or” at the end of the subsection.

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     3. Section 1(d)(iii) of the Rights Agreement is hereby amended by deleting “acquisition.” at the end of such subsection and replacing it with “acquisition; or”.
     4. Section 1(d) of the Rights Agreement is amended by adding the following subsection (iv) to follow subsection (iii):
     (iv) that are the subject of a derivative transaction entered into by such Person or any of such Person’s Affiliates or Associates, or derivative security acquired by such Person or any of such Person’s Affiliates or Associates, which gives such Person or any of such Person’s Affiliates or Associates the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, or which provides such Person or any of such Person’s Affiliates or Associates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any change in the value of such securities, in any case without regard to whether (A) such derivative conveys any voting rights in such securities to such Person or any of such Person’s Affiliates or Associates, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) such Person or any of such Person’s Affiliates or Associates may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of shares of Common Stock of the Company beneficially owned by virtue of the operation of this Section 1(d)(iv), the subject Person shall be deemed to beneficially own (without duplication) the notional or other number of shares of Common Stock of the Company specified in the documentation evidencing the derivative position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part, and in any case (or if no such number of shares of Common Stock of the Company is specified in such documentation or otherwise), as determined by the Board of Directors in good faith to be the number of shares of Common Stock of the Company to which the derivative position relates. Such shares of Common Stock of the Company that are deemed so beneficially owned pursuant to the operation of this Section 1(d)(iv) shall be referred to herein as “Derivative Common Shares.”
     5. Section 1(r) of the Rights Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
     (r) “Final Expiration Date” shall mean the Close of Business on April 24, 2019, unless extended by the Board of Directors of the Company as provided in Section 27 hereof.
     6. Section 7(b) of the Rights Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

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     (b) The Purchase Price for each one two-hundredths of a share of Preferred Stock pursuant to the exercise of a Right shall be $46.00 as of April 21, 2009 and shall be subject to adjustment from time to time thereafter as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.
     7. The Company and Rights Agent acknowledge and agree that Rights Agent has succeeded to the rights and obligations of First Union National Bank pursuant to Section 19 of the Rights Agreement, and that the contact information for Rights Agent set forth in Section 26 of the Rights Agreement is hereby deleted and replaced with the following:
American Stock Transfer & Trust Company, LLC
10150 Mallard Creek Road
Suite 307
Charlotte, NC 28262
Attention: Holly H. Drummond, VP/Senior Account Administrator
Telephone: (718) 921-8521
Facsimile: (718) 765-8742
     8. The Company and Rights Agent hereby acknowledge and agree that the amended and restated form of Rights Certificate attached hereto as Exhibit A supersedes the Exhibit A that was attached to the original form of this Rights Agreement as of April 27, 1999.
     9. Rights Agent acknowledges receipt of an officer’s certificate notifying Rights Agent of this Amendment in accordance with Section 27 of the Rights Agreement.
     10. This Amendment No. 1 shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby. The term “Agreement” as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby.
     11. If any term, provision, covenant or restriction of this Amendment No. 1 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 1 shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     12. The Amendment No. 1 shall be deemed to be a contract under the laws of the State of North Carolina and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
     13. This Amendment No. 1 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first written above.

INSTEEL INDUSTRIES, INC.
By:	/s/ James F. Petelle
	Name:	James F. Petelle
	Title:	Vice President and Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
By:	/s/ Paula Caroppoli
	Name:	Paula Caroppoli
	Title:	Vice President

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EXHIBIT A
[FORM OF RIGHTS CERTIFICATE]
     Certificate No. R____________
     NOT EXERCISABLE AFTER APRIL 24, 2019 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.005 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]
RIGHTS CERTIFICATE

INSTEEL INDUSTRIES, INC.
     This certifies that _____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 27, 1999, as amended by Amendment Number 1 dated April 25, 2009 (collectively, the “Rights Agreement”), between Insteel Industries, Inc., a North Carolina corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as successor in interest to First Union National Bank (the “Rights Agent”), to purchase from the Company at any time prior to 5:00 P.M., Mount Airy, North Carolina time, on April 24, 2019 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one two-hundredths of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) of the Company, at a purchase price of $46.00 per one two-hundredths of a share (the “Purchase Price”), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate1 duly executed. The Purchase Price may be paid in cash or by certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Rights Certificate (and the number of shares of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of April 25, 2009, based on the Preferred Stock as constituted at such date.

[1]	The portion of the legend in brackets shall be inserted only if applicable and shall replace the immediately preceding sentence of the legend.

     Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person or an Associate or Affiliate of any such Acquiring Person, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.
     As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).
     This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are available upon written request to the Company.
     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one two-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $0.005 per Right at any time prior to the earliest of the Close of Business on (i) the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) or (ii) the Final Expiration Date. After the expiration of the redemption period referenced in clause (i) above, the Company’s right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to less than 20% of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company and there are no other Acquiring Persons.
     The Company may (but shall not be required to) issue fractional shares of Preferred Stock upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one two-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof a cash payment may be made, as provided in the Rights Agreement.
     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
     WITNESS, the facsimile signature of the proper officers of the Company and its corporate seal.

ATTEST: [Corporate Seal]

Name:
Title:

Countersigned: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
By:
Authorized Signature

INSTEEL INDUSTRIES, INC.
By:
	Name:	Howard O. Woltz, III
	Title:	President

[FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]
FORM OF ASSIGNMENT
[To be executed by the registered holder if such holder
desires to transfer the Rights Certificate.]
     FOR VALUE RECEIVED ___________________________ hereby sells, assigns and transfers unto [NAME AND ADDRESS OF TRANSFEREE] this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature
Certificate
The undersigned hereby certifies by checking the appropriate boxes that:
     (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such term is defined in the Rights Agreement); and
     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated:

Signature

Affix Medallion Guarantee Imprint in Box]

Note to Guarantor: Numeric code on bottom of the medallion stamp must be legible.
IMPORTANT READ CAREFULLY: The signatures on this form must correspond with the name as written upon the face of the rights certificate in every particular without alteration or enlargement or any changes whatsoever. The signature of the person executing this power must be guaranteed by an Eligible Guarantor Institution such as a Commercial Bank, Securities Broker / Dealer participating in a Medallion Program approved by the Securities Transfer Association, Inc. Under S.E.C. Regulations, no other form of signature verification can be accepted.

NOTICE
     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.
FORM OF ELECTION TO PURCHASE
[To be executed by the registered holder if such holder desires to exercise
Rights represented by the Rights Certificate.]
To: The Rights Agent
     The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such             shares be issued in the name of and delivered to:
(Please print name and address)
     Please insert social security or other identifying number:

________________________
     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:
(Please print name and address)
     Please insert social security or other identifying number:

________________________

Dated:

Signature

Affix Medallion Guarantee Imprint in Box]

     Affix Medallion Guarantee Imprint in Box]
     Note to Guarantor: Numeric code on bottom of the medallion stamp must be legible.
     IMPORTANT READ CAREFULLY: The signatures on this form must correspond with the name as written upon the face of the rights certificate in every particular without alteration or enlargement or any changes whatsoever. The signature of the person executing this power must be guaranteed by an Eligible Guarantor Institution such as a Commercial Bank, Securities Broker / Dealer participating in a Medallion Program approved by the Securities Transfer Association, Inc. Under S.E.C. Regulations, no other form of signature verification can be accepted.

Certificate
     The undersigned hereby certifies by checking the appropriate boxes that:
     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such term is defined in the Rights Agreement);
     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Acquiring Person.

Dated:

Signature

Affix Medallion Guarantee Imprint in Box]

     Note to Guarantor: Numeric code on bottom of the medallion stamp must be legible.
     IMPORTANT READ CAREFULLY: The signatures on this form must correspond with the name as written upon the face of the rights certificate in every particular without alteration or enlargement or any changes whatsoever. The signature of the person executing this power must be guaranteed by an Eligible Guarantor Institution such as a Commercial Bank, Securities Broker / Dealer participating in a Medallion Program approved by the Securities Transfer Association, Inc. Under S.E.C. Regulations, no other form of signature verification can be accepted.